Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Scott Frommer (investors) - +1 336-436-5076
Investor@labcorp.com

Sue Maynard (media) - +1 336-436-8263
Media@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

COVANCE FORMS IMMUNOLOGY & IMMUNOTOXICOLOGY UNIT
FOCUSED ON BIOLOGIC DRUG DEVELOPMENT
Global Team Addresses the Unique Scientific Needs of Safety Assessment for Biologics

Burlington, NC, March 9, 2018 - LabCorp® (NYSE: LH), a leading global life sciences company, announced today that its Covance Drug Development (Covance) business has formed a global immunology and immunotoxicology (I&I) unit dedicated to the specific needs of biologic drug development. This team brings together Covance’s operational expertise in flow cytometry, immunoassays and cell-based assays with its scientific expertise in immunotoxicology study design, direction and operation to provide a more comprehensive offering for large-molecule drugs.

“With the formation of this team, we continue to demonstrate Covance’s commitment to strengthening our biologics solutions with key investments in scientific staff, technology and facilities,” said John Ratliff, CEO of Covance. “Biologics make up more than one-third of biopharma’s pipeline. Integrating our scientific and operational know-how into a seamless group allows us to deliver even richer scientific insights and faster cycle times for clients’ biologic programs, which helps our clients bring cutting-edge new drugs to patients faster.”
Covance’s immunology and immunotoxicology experts, overseen by Shawn Heidel, D.V.M., Ph.D., vice president and global head, Safety Assessment, Metabolism and Lead Optimization, support and advise in the development of biologic projects from pre-clinical evaluation to new drug regulatory submission and clinical study sample analysis. The new I&I unit’s comprehensive offering also includes a seamless bridge to bioanalysis for use in regulatory submissions and to Covance Phase I clinical research units for first-in-human and first-in-patient studies. As studies progress, the I&I team can complete its unique set of solutions by drawing on additional expertise from Covance’s clinical development and commercialization, translational biomarker, immuno-oncology and central laboratory teams, as well as LabCorp’s specialist scientific and technical capabilities. The formation of Covance’s I&I unit illustrates LabCorp’s continued focus on biologics, which extends through LabCorp Diagnostics’ expanding suite of biologic therapeutic drug monitoring tests.
Covance’s initial investment in I&I capabilities focused on increasing global capacity by expanding dedicated laboratory space, state-of-the-art instrumentation and scientific and operations teams. In 2017 alone, Covance more than doubled its I&I laboratory footprint, including additional space in three locations and establishing a new innovation laboratory for method development and validation. Staff size has also doubled, driven by an increase in the number of scientists with advanced degrees. Covance’s recent investments in technology and innovation capabilities have enabled the business to further scale production, as well as support the development and implementation of new services within the rapidly growing biologics market.
“Our growing I&I team is capitalizing on the global experience of our established facilities in the U.S., Germany and the U.K. to deliver comprehensive support for large-molecule development, from innovative testing methods to insightful data analysis and interpretation,” said Steve Street, Ph.D., senior vice president of Covance Early Development. “In addition to study design, development and direction, the global innovation team within our I&I unit will focus on new assay development and validation, keeping Covance at the forefront of biologic research and development.”

About LabCorp

LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of over $10 billion in 2017. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

Forward-Looking Statements
This press release contains forward-looking statements about the Company’s future operations. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors that could affect operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

###